Exhibit 5.1

December 3, 2009

Sport Supply Group, Inc.
1901 Diplomat Drive
Farmers Branch, Texas 75234

Ladies and Gentlemen:

We have acted as counsel for Sport Supply Group, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of up to 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2009, which Shares may be issued from time to time in accordance with the terms of the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan, as amended (the “Plan”).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) certain resolutions adopted by the board of directors of the Company, (v) the Plan, and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter.  As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

We have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.  In addition, we have assumed that (a) the Shares will be issued in accordance with the terms of the Plan, (b) the full consideration for each Share will be received by the Company and will not be less than par value for each Share and (c) certificates evidencing the Shares will be properly executed and delivered by the Company in accordance with the General Corporation Law of the State of Delaware.

Based on the foregoing and subject to the limitations set forth herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, which govern the awards to which Shares relate, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.  We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.  The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

The opinions expressed herein are rendered only to you in connection with the Registration Statement.  The opinions expressed herein may not be relied upon by you for any other purpose, or be furnished to, quoted to or relied upon by any other person, firm or corporation or for any other purpose.

This opinion letter may be filed as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.